EXHIBIT 99.1

Report From The President

DATE: February 19, 2026

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 7.60% DIVIDEND FOR THE FOURTH QUARTER OF 2025

I am pleased to announce that, on February 19, 2026, our Board of Directors approved a dividend for the fourth quarter of 2025 of 7.60% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on February 20, 2026.

Throughout 2025, the FHLBNY provided our members with reliable access to funding, supporting lending activity throughout our region and promoting broad financial stability.  Our ability to execute on our foundational liquidity mission amplifies the impact we make through our housing and community development programs, with record grant contributions across the year.

When determining the quarterly dividend, the FHLBNY considers a range of factors, including current and projected performance, strategic initiatives, retained earnings levels, the interest rate environment and operating conditions.  It is the intent of the FHLBNY to provide a reasonable return on our members’ investment in our cooperative.

We will publish our 2025 audited financial results in our Form 10-K filing with the Securities and Exchange Commission, which is expected to be filed on or about March 20, 2026.

Sincerely,

Randolph C. Snook

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM